Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Scott Jensen Investor Relations Contact investors@hbfuller.com

NEWS	September 23, 2026

H.B. Fuller Reports Third Quarter 2026 Results

Net revenue of $938 million, up 5.2% year-on-year; Organic revenue up 4.4% year-on-year

Net income of $79 million; Adjusted EBITDA of $187 million, up 9% year-on-year

Adjusted EBITDA margin of 19.9%, up 80 basis points year-on-year

Reported EPS (diluted) of $1.44; Adjusted EPS (diluted) of $1.52, up 21% year-on-year

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its third quarter that ended August 29, 2026.

Third Quarter 2026 Noteworthy Items:

■	Net revenue was $938 million, up 5.2% year-on-year; organic revenue was up 4.4% year-on-year, with organic revenue growth in all three global business units;
■	Gross margin was 33.2%; adjusted gross margin of 33.5% increased 120 basis points year-on-year driven mainly by pricing execution and restructuring savings;
■

Net income was $79 million; adjusted EBITDA was $187 million, up 9% versus last year; adjusted EBITDA margin was a record 19.9%, up 80 basis points year-on-year, with adjusted EBITDA growth and margin improvement in all three global business units;

■	Reported EPS (diluted) was $1.44; adjusted EPS (diluted) was $1.52, up 21% year-on-year, driven by higher adjusted net income.

Summary of Third Quarter 2026 Results:

The Company’s net revenue for the third quarter of fiscal 2026 was $938 million, up 5.2% versus the third quarter of fiscal 2025. Pricing increased net revenue by 7.4%, which more than offset lower volume, resulting in a 4.4% organic revenue increase year-on-year. Foreign currency translation and the impact of acquisitions increased net revenue by 0.7% and 0.1%, respectively.

Gross profit in the third quarter of fiscal 2026 was $312 million. Adjusted gross profit was $315 million. Adjusted gross profit margin of 33.5% increased 120 basis points year-on-year. The impact of pricing execution and restructuring savings drove the majority of the year-on-year increase in adjusted gross profit margin.

Selling, general and administrative (SG&A) expense was $198 million in the third quarter of fiscal 2026 and adjusted SG&A was $183 million, up 8% year-over-year and down 7% sequentially from the second quarter of 2026, reflecting the timing of certain expenses.

Net income attributable to H.B. Fuller for the third quarter of fiscal 2026 was $79 million. Adjusted net income attributable to H.B. Fuller for the third quarter of fiscal 2026 was $83 million. Reported EPS (diluted) was $1.44 and adjusted EPS (diluted) was $1.52, up 21% year-on-year.

Adjusted EBITDA in the third quarter of fiscal 2026 was $187 million, up 9% year-on-year, driven principally by the impact of pricing and restructuring savings. Adjusted EBITDA margin increased 80 basis points year-on-year to 19.9%.

“Through disciplined execution, we delivered strong revenue, EBITDA, and EPS growth in the quarter and continued to improve profitability and advance toward our EBITDA margin target of greater than 20 percent,” said Celeste Mastin, president and chief executive officer. “Pricing actions are offsetting higher raw material costs, and our restructuring efforts continue to enhance operating leverage. With the anticipated closing of the AMS acquisition before year-end, we remain focused on strengthening our portfolio, executing our Quantum Leap program, and creating long-term value for shareholders.”

Balance Sheet and Working Capital:

Net debt at the end of the third quarter of fiscal 2026 was $1,957 million, approximately flat year-on-year. Net debt-to-adjusted EBITDA was 3.0X, down from 3.3X at the end of the third quarter of fiscal 2025.

Net working capital in the third quarter of fiscal 2026 was 18.5% of annualized net revenue, up 150 basis points year-on-year. The increase was primarily driven by strategic inventory investments to support Quantum Leap and ensure supply continuity for customers amid ongoing disruption in the Middle East. Year-to-date cash flow from operations was $183 million, up 17% year-on-year.

Fiscal 2026 Outlook:

As a result of our year-to-date performance, we are updating our previously communicated financial guidance for fiscal 2026:

■

Net revenue for fiscal 2026 is still expected to be up mid-single digits; organic revenue is still expected to be up low-single digits, with pricing up mid-single digits and volume down low-single digits; the impact from foreign exchange is now expected to be approximately 2%;

■	Adjusted EBITDA for fiscal 2026 is now expected to be in the range of $655 million to $670 million;
■	Core tax rate, excluding the impact of discrete items, is now expected to be in the range of 25.5% to 26.0%;
■	Adjusted EPS (diluted) is now expected to be in the range of $4.70 to $4.85;
■	Cash flow from operations for fiscal 2026, excluding the impact of AMS-related items, is still expected to be in the range of $300 million to $325 million.

Conference Call:

The Company will hold a conference call on September 24, 2026, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the Company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on September 24, 2026 to 10:59 p.m. CT on October 1, 2026. To access the telephone replay dial 1-833-309-1852 (toll free) or 1-929-828-5978 and enter the Meeting ID: 835696208.

Regulation G:

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share, adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA margin, net debt, net debt-to-adjusted EBITDA, trailing twelve months adjusted EBITDA, net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2026 Outlook, which the company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller:

As the largest pureplay adhesives company in the world, H.B. Fuller’s (NYSE: FUL) innovative, functional coatings, adhesives and sealants enhance the quality, safety and performance of products people use every day. Founded in 1887, with 2025 revenue of $3.5 billion, our mission to Connect What Matters is brought to life by more than 7,100 global team members who collaborate with customers across more than 30 market segments in 150 countries to develop highly specified solutions that enable customers to bring world-changing innovations to their end markets. Learn more at www.hbfuller.com

Safe Harbor for Forward-Looking Statements:

Certain statements in this press release are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the availability and pricing of raw materials; the impact of potential cybersecurity attacks and security breaches; failures in our information technology systems; the impact on the supply chain, raw material costs and pricing of our products due to military conflict, including between Russia and Ukraine; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to our current dividend policy; our ability to effectively manage and realize expected benefits from completed and future mergers, acquisitions, and divestitures; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; disruptions to our relationships with our major customers and suppliers; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the consequences of catastrophic events on our operations and financial results; the effect of new accounting pronouncements and accounting charges and credits; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	Three Months Ended August 29, 2026	Percent of Net Revenue	Three Months Ended August 30, 2025	Percent of Net Revenue
Net revenue	$938,175	100.0%	$892,043	100.0%
Cost of sales	(626,489)	(66.8)%	(606,929)	(68.0)%
Gross profit	311,686	33.2%	285,114	32.0%

Selling, general and administrative expenses	(198,481)	(21.2)%	(174,974)	(19.6)%
Other income, net	26,429	2.8%	5,308	0.6%
Interest expense	(40,915)	(4.4)%	(33,630)	(3.8)%
Interest income	2,489	0.3%	1,110	0.1%
Income before income taxes and income from equity method investments	101,208	10.8%	82,928	9.3%

Income taxes	(24,656)	(2.6)%	(16,527)	(1.9)%

Income from equity method investments	2,630	0.3%	832	0.1%
Net income including non-controlling interest	79,182	8.4%	67,233	7.5%

Net income attributable to non-controlling interest	-	0.0%	(73)	(0.0)%
Net income attributable to H.B. Fuller	$79,182	8.4%	$67,160	7.5%

Basic income per common share attributable to H.B. Fuller	$1.46		$1.23
Diluted income per common share attributable to H.B. Fuller	$1.44		$1.22

Weighted-average common shares outstanding:
Basic	54,235		54,428
Diluted	54,906		55,162

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	Nine Months Ended August 29, 2026	Percent of Net Revenue	Nine Months Ended August 30, 2025	Percent of Net Revenue
Net revenue	$2,659,289	100.0%	$2,578,801	100.0%
Cost of sales	(1,791,902)	(67.4)%	(1,780,228)	(69.0)%
Gross profit	867,387	32.6%	798,573	31.0%

Selling, general and administrative expenses	(585,297)	(22.0)%	(541,942)	(21.0)%

Other income, net	38,805	1.5%	15,655	0.6%
Interest expense	(106,542)	(4.0)%	(100,536)	(3.9)%
Interest income	6,524	0.2%	3,064	0.1%
Income before income taxes and income from equity method investments	220,877	8.3%	174,814	6.8%

Income taxes	(57,662)	(2.2)%	(55,198)	(2.1)%

Income from equity method investments	4,816	0.2%	2,726	0.1%
Net income including non-controlling interest	168,031	6.3%	122,342	4.7%

Net income attributable to non-controlling interest	-	0.0%	(106)	(0.0)%
Net income attributable to H.B. Fuller	$168,031	6.3%	$122,236	4.7%

Basic income per common share attributable to H.B. Fuller	$3.09		$2.24
Diluted income per common share attributable to H.B. Fuller	$3.05		$2.21

Weighted-average common shares outstanding:
Basic	54,465		54,623
Diluted	55,163		55,381

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	Three Months Ended		Three Months Ended
	August 29,	August 30,	August 29,	August 30,
	2026	2025	2026	2025

Net income attributable to H.B. Fuller	$79,182	$67,160	$168,031	$122,236

Adjustments:
Acquisition project costs[1]	(10,358)	518	(8,033)	13,948
Organizational realignment[2]	5,834	4,620	20,269	20,028
Project One[3]	2,700	2,499	8,140	8,146
Other[4]	8,387	1,711	11,317	1,755
Discrete tax items[5]	(2,075)	(3,742)	(1,621)	11,210
Income tax effect on adjustments[6]	(242)	(3,402)	(5,628)	(13,309)
Adjusted net income attributable to H.B. Fuller[7]	83,428	69,364	192,475	164,014

Add:
Interest expense	32,953	33,369	97,910	99,884
Interest income	(2,489)	(1,110)	(6,519)	(3,064)
Adjusted Income taxes	26,973	23,671	64,910	57,297
Depreciation and Amortization expense[8]	45,844	45,298	137,682	132,477
Adjusted EBITDA[7]	$186,709	$170,592	$486,458	$450,608

Diluted Shares	54,906	55,162	55,163	55,381
Adjusted diluted income per common share attributable to H.B. Fuller[7]	$1.52	$1.26	$3.49	$2.96
Revenue	$938,175	$892,043	$2,659,289	$2,578,801
Adjusted EBITDA margin[7]	19.9%	19.1%	18.3%	17.5%

1 Acquisition project costs include costs related to evaluating, acquiring and integrating business acquisitions. Acquisition project costs include $9,152 and $168 in transaction costs (primarily consulting and professional fees) and $203 and $350 in purchase accounting costs (primarily professional fees for valuation services, interest on holdback liabilities and inventory step-up cost) for the three months ended August 29, 2026 and August 30, 2025, respectively. Acquisition project costs include $10,661 and $13,068 in transaction costs (primarily consulting and professional fees) and $1,019 and $880 in purchase accounting costs (primarily professional fees for valuation services, interest on holdback liabilities and inventory step-up cost) for the nine months ended August 29, 2026 and August 30, 2025, respectively. Additionally, for the three and nine months ended August 29, 2026, acquisition project costs include a ($19,713) unrealized gain on a foreign exchange forward contract related to a pending acquisition.

2 Organizational realignment includes costs incurred as a direct result of the organizational realignment program, including professional fees related to legal entity and business structure changes, employee retention and severance costs, and facility rationalization costs related to the closure of production facilities and consolidation of business activities. Facility rationalization costs include plant closure costs and the impact of accelerated depreciation. Organizational realignment includes $307 and $1,174 in professional fees related to legal entity and business structure changes, $4,478 and $478 in employee severance and other related costs, and $1,049 and $2,968 related to facility rationalization costs for the three months ended August 29, 2026 and August 30, 2025, respectively. Organizational realignment includes $918 and $3,893 in professional fees related to legal entity and business structure changes, $10,311 and $5,667 in employee severance and other related costs, and $9,040 and $10,468 related to facility rationalization costs for the nine months ended August 29, 2026 and August 30, 2025, respectively.

3 Project One includes non-capitalizable project costs related to implementing our global Enterprise Resource Planning system, including upgrading to SAP S/4HANA®, which has upgraded and standardized our information system.

4 Other for the three and nine months ended August 29, 2026 includes debt extinguishment and bridge financing costs related to an acquisition of $7,791. Additionally, it includes acquired environmental liabilities and ongoing litigation and product claims related to a divested business.

5 Discrete tax items for the three and nine months ended August 29, 2026 are related to various U.S. and foreign tax matters. Discrete tax benefit for the three months ended August 30, 2025 relates to various U.S. and foreign tax matters. Discrete tax expense for the nine months ended August 30, 2025 relates to the impact of withholding tax recorded on earnings that are no longer permanently reinvested, offset by various U.S. and foreign tax matters.

6 The income tax effect on adjustments represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

7 Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

8 Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller totaling ($199) and ($261) for the three months ended August 29, 2026 and August 30, 2025, respectively and ($778) and ($362) for the nine months ended August 29, 2026 and August 30, 2025, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 29,	August 30,	August 29,	August 30,
	2026	2025	2026	2025
Net Revenue:
Hygiene, Health and Consumable Adhesives	$412,965	$386,068	$1,181,353	$1,151,768
Engineering Adhesives	278,700	272,297	804,387	785,474
Building Adhesive Solutions	246,510	233,678	673,549	641,559
Corporate unallocated	-	-	-	-
Total H.B. Fuller	$938,175	$892,043	$2,659,289	$2,578,801

Segment Operating Income (Loss):
Hygiene, Health and Consumable Adhesives	$53,592	$46,491	$138,953	$119,840
Engineering Adhesives	49,728	46,852	127,727	121,880
Building Adhesive Solutions	28,354	25,859	58,555	54,550
Corporate unallocated	(18,469)	(9,062)	(43,145)	(39,639)
Total H.B. Fuller	$113,205	$110,140	$282,090	$256,631

Adjusted EBITDA[7]
Hygiene, Health and Consumable Adhesives	$72,773	$65,324	$196,374	$174,178
Engineering Adhesives	66,447	63,427	178,150	170,956
Building Adhesive Solutions	44,760	41,473	107,784	100,810
Corporate unallocated	2,729	368	4,150	4,664
Total H.B. Fuller	$186,709	$170,592	$486,458	$450,608

Adjusted EBITDA Margin[7]
Hygiene, Health and Consumable Adhesives	17.6%	16.9%	16.6%	15.1%
Engineering Adhesives	23.8%	23.3%	22.1%	21.8%
Building Adhesive Solutions	18.2%	17.7%	16.0%	15.7%
Corporate unallocated	NMP	NMP	NMP	NMP
Total H.B. Fuller	19.9%	19.1%	18.3%	17.5%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 29,	August 30,	August 29,	August 30,
	2026	2025	2026	2025
Income before income taxes and income from equity method investments	$101,208	$82,928	$220,877	$174,814

Adjustments:
Acquisition project costs[1]	(10,358)	518	(8,033)	13,948
Organizational realignment[2]	5,834	4,620	20,269	20,028
Project One[3]	2,700	2,499	8,140	8,146
Other[4]	8,387	1,711	11,317	1,755
Adjusted income before income taxes and income from equity method investments[9]	$107,771	$92,276	$252,570	$218,691

9 Adjusted income before income taxes and income from equity method investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity method investments is defined as income before income taxes and income from equity method investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity method investments to income before income taxes and income from equity method investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 29,	August 30,	August 29,	August 30,
	2026	2025	2026	2025
Income Taxes	$(24,656)	$(16,527)	$(57,662)	$(55,198)

Adjustments:
Acquisition project costs[1]	381	(188)	(85)	(3,988)
Organizational realignment[2]	(215)	(1,681)	(3,491)	(6,136)
Project One[3]	(99)	(910)	(1,269)	(2,548)
Other[4]	(309)	(623)	(782)	(637)
Discrete tax items[5]	(2,075)	(3,742)	(1,621)	11,210
Adjusted income taxes[10]	$(26,973)	$(23,671)	$(64,910)	$(57,297)

Adjusted income before income taxes and income from equity method investments	$107,771	$92,276	$252,570	$218,691
Adjusted effective income tax rate[10]	25.0%	25.7%	25.7%	26.2%

10 Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 29,	August 30,	August 29,	August 30,
	2026	2025	2026	2025

Net revenue	$938,175	$892,043	$2,659,289	$2,578,801

Gross profit	$311,686	$285,114	$867,387	$798,573
Gross profit margin	33.2%	32.0%	32.6%	31.0%

Adjustments:
Acquisition project costs[1]	-	89	-	764
Organizational realignment[2]	2,952	3,216	10,475	11,140
Project One[3]	-	-	-	-
Other[4]	-	-	2,501	-
Adjusted gross profit[11]	$314,638	$288,419	$880,363	$810,477
Adjusted gross profit margin[11]	33.5%	32.3%	33.1%	31.4%

11 Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin are defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 29,	August 30,	August 29,	August 30,
	2026	2025	2026	2025

Selling, general and administrative expenses	$(198,481)	$(174,974)	$(585,297)	$(541,942)

Adjustments:
Acquisition project costs[1]	9,182	168	10,841	11,528
Organizational realignment[2]	3,024	1,373	8,647	6,302
Project One[3]	2,701	2,500	8,141	8,146
Other[4]	597	1,711	2,522	1,755
Adjusted selling, general and administrative expenses[12]	$(182,977)	$(169,222)	$(555,146)	$(514,211)

12 Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

Three Months Ended:	Hygiene, Health and Consumable	Engineering	Building Adhesive	Segment	Corporate	H.B. Fuller
August 29, 2026	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$56,083	$50,825	$31,228	$138,136	$(58,954)	$79,182
Adjustments:
Acquisition project costs[1]	-	-	-	-	(10,358)	(10,358)
Organizational realignment[2]	-	-	-	-	5,834	5,834
Project One[3]	-	-	-	-	2,700	2,700
Other[4]	-	-	-	-	8,387	8,387
Discrete tax items[5]	-	-	-	-	(2,075)	(2,075)
Income tax effect on adjustments[6]	-	-	-	-	(242)	(242)
Adjusted net income attributable to H.B. Fuller[7]	56,083	50,825	31,228	138,136	(54,708)	83,428
Add:
Interest expense	-	-	-	-	32,953	32,953
Interest income	-	-	-	-	(2,489)	(2,489)
Adjusted Income taxes	-	-	-	-	26,973	26,973
Depreciation and amortization expense[8]	16,690	15,622	13,532	45,844	-	45,844
Adjusted EBITDA[7]	$72,773	$66,447	$44,760	$183,980	$2,729	$186,709
Revenue	$412,965	$278,700	$246,510	$938,175	-	$938,175
Adjusted EBITDA Margin[7]	17.6%	23.8%	18.2%	19.6%	NMP	19.9%

Nine Months Ended	Hygiene, Health and Consumable	Engineering	Building Adhesive	Segment	Corporate	H.B. Fuller
August 29, 2026	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$146,429	$131,020	$67,177	$344,626	$(176,595)	$168,031
Adjustments:
Acquisition project costs[1]	-	-	-	-	(8,033)	(8,033)
Organizational realignment[2]	-	-	-	-	20,269	20,269
Project One[3]	-	-	-	-	8,140	8,140
Other[4]	-	-	-	-	11,317	11,317
Discrete tax items[5]	-	-	-	-	(1,621)	(1,621)
Income tax effect on adjustments[6]	-	-	-	-	(5,628)	(5,628)
Adjusted net income attributable to H.B. Fuller[7]	146,429	131,020	67,177	344,626	(152,151)	192,475
Add:
Interest expense	-	-	-	-	97,910	97,910
Interest income	-	-	-	-	(6,519)	(6,519)
Adjusted Income taxes	-	-	-	-	64,910	64,910
Depreciation and amortization expense[8]	49,945	47,130	40,607	137,682	-	137,682
Adjusted EBITDA[7]	$196,374	$178,150	$107,784	$482,308	$4,150	$486,458
Revenue	1,181,353	804,387	673,549	2,659,289	-	2,659,289
Adjusted EBITDA Margin[7]	16.6%	22.1%	16.0%	18.1%	NMP	18.3%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

Three Months Ended:	Hygiene, Health and Consumable	Engineering	Building Adhesive	Segment	Corporate	H.B. Fuller
August 30, 2025	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$48,697	$47,820	$28,409	$124,926	$(57,766)	$67,160
Adjustments:
Acquisition project costs[1]	-	-	-	-	518	518
Organizational realignment[2]	-	-	-	-	4,620	4,620
Project One[3]	-	-	-	-	2,499	2,499
Other[4]	-	-	-	-	1,711	1,711
Discrete tax items[5]	-	-	-	-	(3,742)	(3,742)
Income tax effect on adjustments[6]	-	-	-	-	(3,402)	(3,402)
Adjusted net income attributable to H.B. Fuller[7]	48,697	47,820	28,409	124,926	(55,562)	69,364
Add:
Interest expense	-	-	-	-	33,369	33,369
Interest income	-	-	-	-	(1,110)	(1,110)
Adjusted Income taxes	-	-	-	-	23,671	23,671
Depreciation and amortization expense[8]	16,627	15,607	13,064	45,298	-	45,298
Adjusted EBITDA[7]	$65,324	$63,427	$41,473	$170,224	$368	$170,592
Revenue	$386,068	$272,297	$233,678	$892,043	-	$892,043
Adjusted EBITDA Margin[7]	16.9%	23.3%	17.7%	19.1%	NMP	19.1%

Nine Months Ended	Hygiene, Health and Consumable	Engineering	Building Adhesive	Segment	Corporate	H.B. Fuller
August 30, 2025	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$126,467	$124,791	$62,209	$313,467	$(191,231)	$122,236
Adjustments:
Acquisition project costs[1]	-	-	-	-	13,948	13,948
Organizational realignment[2]	-	-	-	-	20,028	20,028
Project One[3]	-	-	-	-	8,146	8,146
Other[4]	-	-	-	-	1,755	1,755
Discrete tax items[5]	-	-	-	-	11,210	11,210
Income tax effect on adjustments[6]	-	-	-	-	(13,309)	(13,309)
Adjusted net income attributable to H.B. Fuller[7]	126,467	124,791	62,209	313,467	(149,453)	164,014
Add:
Interest expense	-	-	-	-	99,884	99,884
Interest income	-	-	-	-	(3,064)	(3,064)
Adjusted Income taxes	-	-	-	-	57,297	57,297
Depreciation and amortization expense[8]	47,711	46,165	38,601	132,477	-	132,477
Adjusted EBITDA[7]	$174,178	$170,956	$100,810	$445,944	$4,664	$450,608
Revenue	$1,151,768	$785,474	$641,559	$2,578,801	-	$2,578,801
Adjusted EBITDA Margin[7]	15.1%	21.8%	15.7%	17.3%	NMP	17.5%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

NET REVENUE GROWTH

(unaudited)

	Three Months Ended August 29, 2026	Nine Months Ended August 29, 2026
Price	7.4%	3.7%
Volume	(3.0)%	(3.3)%
Organic Growth[13]	4.4%	0.4%
M&A	0.1%	0.3%
Constant currency	4.5%	0.7%
F/X	0.7%	2.4%
Total H.B. Fuller Net Revenue	5.2%	3.1%

Revenue growth versus 2025	Three Months Ended
	August 29, 2026

	Net Revenue	F/X	Constant Currency	M&A	Organic Growth[13]
Hygiene, Health and Consumable Adhesives	7.0%	0.6%	6.4%	0.0%	6.4%
Engineering Adhesives	2.4%	1.3%	1.1%	0.4%	0.7%
Building Adhesive Solutions	5.5%	0.3%	5.2%	0.0%	5.2%
Corporate Unallocated	0.0%	0.0%	0.0%	0.0%	0.0%
Total H.B. Fuller	5.2%	0.7%	4.5%	0.1%	4.4%

Revenue growth versus 2025	Nine Months Ended
	August 29, 2026

	Net Revenue	F/X	Constant Currency	M&A	Organic Growth[13]
Hygiene, Health and Consumable Adhesives	2.6%	2.4%	0.2%	0.3%	(0.1)%
Engineering Adhesives	2.4%	2.6%	(0.2)%	0.5%	(0.7)%
Building Adhesive Solutions	5.0%	2.4%	2.6%	0.0%	2.6%
Corporate Unallocated	0.0%	0.0%	0.0%	0.0%	0.0%
Total H.B. Fuller	3.1%	2.4%	0.7%	0.3%	0.4%

13 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Three Months Ended				Trailing Twelve Months[14] Ended
	November 29, 2025	February 28, 2026	May 30, 2026	August 29, 2026	August 29, 2026

Net income attributable to H.B. Fuller	$29,732	$21,045	$67,805	$79,182	$197,764

Adjustments:
Acquisition project costs[1]	1,465	931	1,395	(10,358)	(6,567)
Organizational realignment[2]	11,396	10,022	4,413	5,834	31,665
Project One[3]	2,091	3,053	2,387	2,700	10,231
Other[15]	37,400	(95)	3,024	8,387	48,716
Discrete tax items[16]	(3,743)	98	356	(2,075)	(5,364)
Income tax effect on adjustments[6]	(7,745)	(3,539)	(1,848)	(242)	(13,374)
Adjusted net income attributable to H.B. Fuller[7]	70,596	31,515	77,532	83,428	263,071

Add:
Interest expense	32,547	32,373	32,584	32,953	130,457
Interest income	(1,756)	(2,069)	(1,961)	(2,489)	(8,275)
Adjusted Income taxes	23,420	10,862	27,075	26,973	88,330
Depreciation and Amortization expense[17]	45,246	46,023	45,815	45,844	182,928
Adjusted EBITDA[7]	$170,053	$118,704	$181,045	$186,709	$656,511

14 Trailing twelve months adjusted EBITDA is a non-GAAP financial measure and is defined as adjusted EBITDA for the twelve-month period ended on the date presented. The table above provides a reconciliation of trailing twelve month adjusted EBITDA to net income attributable to H.B. Fuller for the trailing twelve-month period presented, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

15 Other for the three months ended November 29, 2025 includes losses associated with ongoing litigation and product claims related to a divested business and costs associated with the exit of a product line. Other for the three months ended May 30, 2026 includes acquired environmental liabilities and ongoing litigation and product claims related to a divested business. Other for the three months ended August 29, 2026 includes debt issuance fees related to an acquisition, acquired environmental liabilities and ongoing litigation and product claims related to a divested business.

16 Discrete tax items are related to various U.S. and foreign tax matters.

17 Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller. Depreciation and amortization expense added back was ($234) for the three months ended November 29, 2025, ($342) for the three months ended February 28, 2026, ($237) for the three months ended May 30, 2026 and ($199) for the three months ended August 29, 2026

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	August 29, 2026	November 29, 2025	August 30, 2025
Total debt	$2,054,547	$2,016,937	$2,080,470
Less: Cash and cash equivalents	97,230	107,213	122,458
Net debt[18]	$1,957,317	$1,909,724	$1,958,012

Trailing twelve months14 / Year ended Adjusted EBITDA	$656,511	$620,660	$598,944
Net Debt-to-Adjusted EBITDA[18]	3.0	3.1	3.3

18 Net debt and net debt-to-adjusted EBITDA are non-GAAP financial measures. Net debt is defined as total debt less cash and cash equivalents. Net debt-to-adjusted EBITDA is defined as net debt divided by trailing twelve months adjusted EBITDA. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to total debt, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	August 29, 2026	May 30, 2026	August 30, 2025
Trade receivables, net	$648,012	$622,745	$563,579
Inventory	582,645	526,737	502,956
Trade payables	(537,126)	(526,321)	(459,409)
Net working capital[19]	$693,531	$623,161	$607,126

Net revenue three months ended	$938,175	$950,271	$892,043
Annualized net revenue[19]	3,752,700	3,801,084	3,568,172

Net working capital as a percentage of annualized revenue[19]	18.5%	16.4%	17.0%

19 Net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue are non-GAAP financial measures. Net working capital is defined as trade receivables, net plus inventory less trade payables. Annualized net revenue is defined as net revenue for the three months ended on the date presented multiplied by four. Net working capital as a percentage of annualized net revenue is net working capital divided by annualized net revenue. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

CONSOLIDATED BALANCE SHEETS

H.B. Fuller Company and Subsidiaries

(In thousands, except share and per share amounts)

	August 29,	November 29,
	2026	2025

Assets
Current assets:
Cash and cash equivalents	$97,230	$107,213
Accounts receivable (net of allowances of $13,265 and $11,922, as of August 29, 2026 and November 29, 2025, respectively)	648,012	564,339
Inventory	582,645	471,963
Other current assets	157,985	119,750
Total current assets	1,485,872	1,263,265

Property, plant and equipment	2,061,887	1,956,209
Accumulated depreciation	(1,083,003)	(1,020,948)
Property, plant and equipment, net	978,884	935,261

Goodwill	1,698,216	1,680,059
Other intangibles, net	748,693	805,867
Other assets	515,383	498,254
Total assets	$5,427,048	$5,182,706

Liabilities, non-controlling interest and total equity
Current liabilities:
Accounts payable	$537,126	$470,132
Accrued compensation	100,075	114,302
Income taxes payable	33,078	25,018
Other accrued expenses	147,782	133,907
Total current liabilities	818,061	743,359

Long-term debt	2,054,547	2,016,937
Accrued pension liabilities	51,525	51,317
Other liabilities	334,898	367,899
Total liabilities	$3,259,031	$3,179,512

Commitments and contingencies

Equity
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares issued and outstanding – 53,818,019 and 54,174,963 as of August 29, 2026 and November 29, 2025, respectively	$53,818	$54,175
Additional paid-in capital	285,521	298,017
Retained earnings	2,154,643	2,026,071
Accumulated other comprehensive loss	(325,965)	(375,045)
Total H.B. Fuller stockholders' equity	2,168,017	2,003,218
Non-controlling interest	-	(24)
Total equity	2,168,017	2,003,194
Total liabilities, non-controlling interest and total equity	$5,427,048	$5,182,706

CONSOLIDATED STATEMENTS of CASH FLOWS

H.B. Fuller Company and Subsidiaries

(In thousands)

	Nine Months Ended
	August 29, 2026	August 30, 2025
Cash flows from operating activities:
Net income including non-controlling interest	$168,031	$122,342
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	73,278	68,314
Amortization	65,182	64,525
Deferred income taxes	(15,478)	(39,227)
Loss from equity method investments, net of dividends received	1,422	1,045
Loss on the sale of business	-	1,515
Loss on impairment of intangible asset	-	478
Gain on sale or disposal of assets	(1,025)	(178)
Share-based compensation	20,144	18,170
Pension and other post-retirement plan benefit	(18,301)	(16,393)
Loss on debt extinguishment	6,598	-
Unrealized gain on foreign exchange forward contract related to acquisition	(19,713)	-
Change in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(78,868)	(3,336)
Inventory	(106,440)	(42,095)
Other assets	(4,825)	2,176
Accounts payable	93,622	(25,764)
Accrued compensation	(15,184)	(19,230)
Other accrued expenses	21,131	6,856
Income taxes payable	(3,409)	(12,993)
Pension plan assets and liabilities	1,385	(177)
Other liabilities	(5,110)	28,622
Foreign currency remeasurement	189	2,106
Net cash provided by operating activities	182,629	156,756

Cash flows from investing activities:
Purchased property, plant and equipment	(141,653)	(94,593)
Purchased businesses, net of cash acquired	(3,817)	(162,095)
Payment of holdback on acquisitions	(11,627)	-
Proceeds from sale of property, plant and equipment	4,638	843
Purchase of cost method investment	-	(2,549)
Proceeds from the sale of a business	-	75,727
Net cash used in investing activities	(152,459)	(182,667)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,643,500	1,114,300
Repayment of long-term debt	(1,603,993)	(1,053,593)
Payment of debt issuance costs	(15,067)	(1,047)
Net payment of notes payable	-	(585)
Dividends paid	(39,149)	(37,559)
Proceeds from stock options exercised	12,177	5,519
Repurchases of common stock	(48,862)	(60,728)
Net cash used in financing activities	(51,394)	(33,693)

Effect of exchange rate changes on cash and cash equivalents	11,241	12,710
Net change in cash and cash equivalents	(9,983)	(46,894)
Cash and cash equivalents at beginning of period	107,213	169,352
Cash and cash equivalents at end of period	$97,230	$122,458